EXHIBIT j

                         PRICEWATERHOUSECOOPERS CONSENT





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated June 20, 2005, relating to the financial statements and financial highlights which appears in the April 30, 2005 Annual Report to Shareholders of Phoenix CA Tax-Exempt Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
August 23, 2005